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                                                                   EXHIBIT 10.84

                   GENERAL RELEASE AND SETTLEMENT AGREEMENT
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          This General Release and Settlement Agreement (hereinafter
"Agreement") is made and entered into in Campbell, California by and between Robert E. Collins (hereinafter "EMPLOYEE") and P-Com, Inc. (hereinafter "EMPLOYER") on September 19, 2000 as of August 28, 2000. (EMPLOYEE and EMPLOYER are sometimes hereinafter referred to collectively as the "Parties.")

                                   RECITALS

     A.   EMPLOYEE was for a period of time an employee of EMPLOYER;

     B. EMPLOYEE relinquished his position as EMPLOYER's Chief Financial Officer (and principal financial officer) on August 14, 2000, but remained EMPLOYER's principal accounting officer through August 28, 2000. EMPLOYEE's employment with EMPLOYER terminated August 28, 2000;

     C. EMPLOYEE and EMPLOYER agree that EMPLOYEE has already been paid in full all amounts due to him for salary, bonus, and Paid Time Off accrued through August 28, 2000;

     D. EMPLOYEE and EMPLOYER wish to resolve permanently and amicably any and all disputes arising or which may ever arise out of EMPLOYEE's employment with EMPLOYER.

     NOW, THEREFORE, for and in consideration of the mutual agreements contained in the following paragraphs, EMPLOYER and EMPLOYEE agree as follows:


     1.   Additional Benefits.  EMPLOYER agrees to give to EMPLOYEE the
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following consideration, which the Parties acknowledge EMPLOYEE would not be entitled to receive but for this Agreement:

          a. Payments equivalent to a continuation of his salary, at the rate of $200,000 per annum (less applicable employment and income tax withholding), from August 29, 2000 through August 14, 2001. Such payments shall be made on the dates of EMPLOYER's standard biweekly salary payment dates. If any such payment date has passed before this Agreement is signed, the missed payment shall be made on or before the following standard biweekly salary payment date. The payments called for by this subsection (a) shall be made whether or not EMPLOYEE has new employment at any time or times before August 14, 2001.

          b. EMPLOYER shall pay on EMPLOYEE's behalf, for the period from August 29, 2000 through August 14, 2001, the required premium for COBRA benefits coverage for EMPLOYEE and eligible dependents at the same level of COBRA-eligible benefits (exclusive of any supplemental benefits which in the past were purchased with voluntary cafeteria plan contributions) as EMPLOYEE and eligible dependents had had on August 29, 2000. (With
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respect to supplemental benefits which have in the past been purchased with voluntary cafeteria plan contributions, EMPLOYEE shall have the right, at his own discretion and expense, to continue to fund them under COBRA. If EMPLOYEE wishes, he may make such COBRA payments directly to EMPLOYER. In the alternative, he may make such COBRA payments through voluntary cafeteria plan contributions made between August 29, 2000 and August 14, 2001, but only if (i) EMPLOYER's cafeteria plan does not prohibit such continued contributions and
(ii) the contributions are made at EMPLOYEE's express request by deduction from the subsection (a) biweekly payments. However, it is acknowledged that any such voluntary cafeteria plan contributions made between August 29, 2000 and August 14, 2001 shall not be tax deductible by EMPLOYEE under Internal Revenue Code
Section 125.) Nonetheless, if before August 14, 2001 EMPLOYEE commences new employment with equivalent or better benefits coverage, he agrees to inform EMPLOYER immediately, and thereafter EMPLOYER shall no longer be required to make the payments called for by this subsection (b). It is agreed that after EMPLOYER's payments under this subsection (b) end, EMPLOYEE shall have the right, at his own discretion, expense and risk to continue or not to continue his and eligible dependents' COBRA benefits through February 14, 2002, as provided by law. It is acknowledged that EMPLOYEE cannot contribute to EMPLOYER's 401(k) plan or participate in EMPLOYER's employee stock purchase plan after August 29, 2000.

          c. Notwithstanding the cessation of EMPLOYEE's service, 43,750 of EMPLOYEE's 120,313 unvested options to purchase common stock of EMPLOYER at $5.21875 per share shall vest and become exercisable in regular equal monthly installments from August 29, 2000, through August 14, 2001 (or any earlier date on which EMPLOYER is acquired). They and EMPLOYEE's 54,687 already-vested stock options shall remain exercisable until November 12, 2001 (provided, that no options shall be exercisable after any earlier date on which EMPLOYER is acquired). Vesting of the remaining unvested portion of the 43,750 options shall accelerate if EMPLOYER is acquired before August 14, 2001. It is agreed that the other 76,563 options shall in no event ever become exercisable and that EMPLOYEE does not hold or have any right to receive any other EMPLOYER stock options, or have any right to receive any other EMPLOYER stock.

     2.   Secrecy and Non-disparagement.  EMPLOYEE promises and agrees that,
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unless compelled by legal process or otherwise required by law, EMPLOYEE will not disclose to others and will keep confidential the terms of this Agreement, including the amounts referred to in this Agreement, except that EMPLOYEE may disclose this information to EMPLOYEE's spouse and to EMPLOYEE's attorneys, accountants and other professional advisors to whom the disclosure is necessary to accomplish the purposes for which EMPLOYEE has consulted such professional advisors. EMPLOYEE expressly promises and agrees that EMPLOYEE will not disclose to any future, present or former employees of EMPLOYER the terms of this Agreement. The Parties acknowledge that EMPLOYER's policy with respect to references is to solely give dates of service. EMPLOYER shall continue this policy with respect to reference requests on behalf of EMPLOYEE. EMPLOYER agrees not to make any statements about EMPLOYEE which are negative or disparaging. EMPLOYEE further agrees not to make any statements about EMPLOYER or its management which are negative or disparaging.

     3.   Definition of "Claims".  For purposes of this Agreement, "Claims"
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shall mean any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts,

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liens, contracts, agreements, promises, liabilities, claims, demands, losses, settlements, judgments, costs, or expenses of any nature whatsoever, whether known or unknown, fixed or contingent, which heretofore have existed or now exist or may in the future exist, all to the extent arising out of, relating to
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or based upon EMPLOYEE's employment with EMPLOYER or the cessation or termination of that employment; provided, however, that "Claims" shall not include matters relating to EMPLOYEE's rights under or arising out of his Indemnification Agreement, or the indemnification provisions of EMPLOYER's certificate of incorporation, bylaws or other similar corporate documents or any indemnification otherwise provided by law; and provided further that "Claims" shall not include matters relating to EMPLOYEE's rights under or arising out of this Agreement.

     4.   EMPLOYEE Release.
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          a.   Release.  EMPLOYEE, for EMPLOYEE and for EMPLOYEE's relatives,
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spouse, legal representatives, agents, attorneys, heirs, executors, administrators, assigns and affiliates, past and present and future, and each of them, does hereby fully and forever release and discharge EMPLOYER and each of EMPLOYER's present and former shareholders, parents, subsidiaries, related entities, predecessors, successors, officers, directors, employees, agents, attorneys, partners, affiliates and assigns (collectively with EMPLOYER, the "Primary EMPLOYER Releasees"), and each of them, and the Primary EMPLOYER Releasees' spouses, relatives, heirs, executors, administrators, legal representatives, officers, directors, employees, agents, attorneys, predecessors, successors, assigns, shareholders, partners, parents, subsidiaries, related entities and affiliates, past and present, and all persons acting by, through, under, or in concert with them, or any of them (collectively, together with the Primary EMPLOYER Releasees, the "EMPLOYER Releasees"), with respect to any and all Claims which EMPLOYEE now has or may hereafter have against the EMPLOYER Releasees, or any of them, by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof. (It is expressly agreed that EMPLOYEE's rights under the agreements, instruments and laws expressly identified in Section 3 and Section 11 as not being part of "Claims" or superseded are not released hereunder.) The Parties specifically understand, acknowledge and agree that this is a full and final release, applying to all of EMPLOYEE's Claims, whether known or unknown, against the EMPLOYER Releasees, or any of them. EMPLOYEE understands and agrees that EMPLOYEE is waiving any rights EMPLOYEE may have had, now has, or in the future may have to pursue any and all remedies available to EMPLOYEE under any employment-related causes of action, including without limitation, claims of wrongful discharge, breach of contract, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, California Labor Code Section 1197.5, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1866, the Americans with Disabilities Act, and any other laws and regulations relating to employment or employment discrimination. EMPLOYEE hereby expressly and voluntarily waives all rights or benefits that EMPLOYEE might otherwise have under the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows, and under all federal, state and/or common-law statutes or principles of similar effect:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
          WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT
          TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING

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          THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE
          MATERIALLY AFFECTED HIS SETTLEMENT WITH THE
          DEBTOR.

This Agreement is in full accord, satisfaction and discharge of all of EMPLOYEE's Claims against the EMPLOYER Releasees, or any of them. This Agreement has been executed with the express intention of effectuating the full and final extinguishment of all such Claims.

          b.   No Suit or Cooperation.  EMPLOYEE represents, warrants, covenants
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and agrees that EMPLOYEE will not, at any time hereafter, initiate, assign, maintain or prosecute, or knowingly aid in the initiation, assignment, maintenance or prosecution of any action, claim, demand or cause of action against the EMPLOYER Releasees, or any of them (or against any other person or entity, if such action, claim, demand or cause of action materially adversely affects or might materially adversely affect EMPLOYER), arising from, or relating to, or in any way connected with any matter which occurred before today (including without limitation all Claims and the pending or any future class action litigation). EMPLOYEE further represents and warrants that neither EMPLOYEE nor EMPLOYEE's relatives, spouse, legal representatives, agents, attorneys, assigns or affiliates, past or present, has instituted any action or claim against the EMPLOYER Releasees, or any of them, with respect to any matter. EMPLOYEE agrees that if EMPLOYEE violates this Section 4.b in any manner or in any manner asserts against the EMPLOYER Releasees, or any of them, any of the Claims released hereunder, then EMPLOYEE will pay to the EMPLOYER Releasees, and each of them, in addition to any other damages caused to the EMPLOYER Releasees thereby, all attorneys' fees incurred by the EMPLOYER Releasees in defending or otherwise responding to said action, etc. or Claim.

          c.   No Prior Assignments.  EMPLOYEE represents and warrants that
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there has been no assignment or other transfer of any interest in any Claim which EMPLOYEE may have against the EMPLOYER Releasees, or any of them, and EMPLOYEE agrees to defend, indemnify and hold the EMPLOYER Releasees, and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred by the EMPLOYER Releasees, or any of them, as a result of any person asserting any such assignment or transfer. It is the intention of the Parties that this indemnity does not require payment as a condition precedent to recovery by the EMPLOYER Releasees under the indemnity, and that this indemnity shall be payable as incurred and on demand.

          d.   Denial of Liability and Obligation.  This Agreement is not
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intended to and shall not constitute any admission or concession of any kind by
EMPLOYER or any other person as to the existence of any liability or obligation to EMPLOYEE under any Claim. The EMPLOYER Releasees specifically deny the existence of any such liability or obligation to EMPLOYEE.

     5.   Full Defense.  It is specifically understood and agreed that this
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Agreement may be pleaded as a full and complete defense to and may be used as the basis for an injunction against any action, arbitration, suit, or other proceeding which may be instituted, prosecuted or attempted in breach of this Agreement.

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     6.   Assumption of Risk as to Facts.  The Parties both understand that if
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the facts with respect to which they are executing this Agreement are later found to be other than or different from the facts both or either of them now believe to be true, they expressly accept and assume the risk of such possible difference in fact and agree that this Agreement shall remain effective despite any difference of fact.

     7.   Resignation.  EMPLOYEE hereby confirms his resignation, effective
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August 29, 2000, as an employee and from all positions as an officer of EMPLOYER and any and all of its direct and indirect subsidiaries, and his resignation, effective August 14, 2000, as EMPLOYER's Chief Financial Officer and principal financial officer.

     8.   Consultation.  EMPLOYEE agrees to provide consultation and advice to
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EMPLOYER at mutually acceptable times and locations in connection with the transition period until EMPLOYEE's successor is well established, or in connection with any acquisition of EMPLOYER; but in no event shall EMPLOYEE be required to provide consultation and advice to such an extent that it interferes with any new employment that he has, nor in any event after August 14, 2001.

     9.   No Outside Representations.  No representation, warranty, condition,
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promise, understanding or agreement of any kind with respect to the subject matter hereof has been made by any Party, nor shall any such be relied upon by any Party, except those contained herein. There were no inducements to enter into this Agreement, except for what is expressly set forth in this Agreement.

     10.  Benefit.  This Agreement shall inure to the benefit of and be binding
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upon the Parties and the Parties' respective spouse, agents, relatives, employees, officers, directors, shareholders, parents, subsidiaries, related entities, affiliates, attorneys, partners, legal representatives, heirs, executors, administrators, successors and assigns.

     11.  Entire Agreement.  This Agreement represents and contains the entire
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agreement and understanding between the Parties with respect to the subject matter of this Agreement (which is deemed to include, without limitation, EMPLOYEE's employment with EMPLOYER, all rights and benefits in connection therewith, all written or oral contracts relating thereto, and all matters relating to the cessation or termination of such employment), and supersedes any and all prior or contemporaneous oral and written negotiations, agreements and understandings. (The Parties hereby confirm that this Agreement does not in any way supersede the written Proprietary Information and Inventions Agreement dated April 25, 1999 between EMPLOYER and EMPLOYEE, nor does it supersede the written Indemnification Agreement dated April 19, 1999, between EMPLOYER and EMPLOYEE or the indemnification provisions of EMPLOYER's certificate of incorporation, bylaws or other similar corporate documents or any indemnification otherwise provided by law, nor does it supersede any written agreement by EMPLOYEE to comply with EMPLOYER policies.) This Agreement may not be amended or modified or waived except by an agreement signed by both Parties.

     12.  Counterparts.  This Agreement may be executed in counterparts, each of
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which shall be deemed an original, and all of which together shall be deemed one and the same instrument.

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     13.  Severability.  All provisions contained herein are severable and in
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the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the Parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

     14.  California Law.  This Agreement is made pursuant to, and shall be
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governed by, the internal laws of the State of California.

     15.  Tax Consequences.  EMPLOYER shall have no obligation to EMPLOYEE with
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respect to any tax obligations incurred as the result of or attributable to this
Agreement or arising from any payments made or to be made hereunder. Any payments made pursuant to this Agreement shall be subject to such withholding and reports as may be required by any then-applicable laws or regulations of any state or federal taxing authority.

     16.  Waiver.  No waiver of any provision of this Agreement shall be binding
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unless and until set forth expressly in writing and signed by the waiving Party.
The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach of the same or any other term or provision, or a waiver of any contemporaneous breach of any other term or provision, or a continuing waiver of the same or any other term or provision. No failure or delay by a Party in exercising any right, power, or privilege hereunder or other conduct by a Party shall operate as a waiver thereof, in the particular case or in any past or future case, and no single or partial exercise thereof shall preclude the full exercise or further exercise of any right, power, or privilege. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.

     17.  Drafting Party.  The provisions of this Agreement have been prepared,
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examined, negotiated and revised by each Party hereto.  No implication shall be drawn and no provision shall be construed against any Party by virtue of the purported identity of the drafter of this Agreement, or any portion thereof.

     18.  Headings.  Section headings are inserted herein for convenience of
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reference only and in no way are to be construed to define, limit or affect the construction or interpretation of the terms of this Agreement.

     19.  No Coercion.  EMPLOYEE acknowledges that EMPLOYEE received this
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Agreement on or before August 28, 2000, and was given at least twenty-one (21)
days before he signed this Agreement in which to consider this Agreement (including EMPLOYEE's waivers made in this Agreement). EMPLOYEE acknowledges that EMPLOYEE has read and understands this Agreement, and that EMPLOYEE has been encouraged to and has had the opportunity to consult an attorney and obtain independent legal advice regarding this Agreement. EMPLOYEE has not been coerced into signing this Agreement and is entering into this Agreement voluntarily and of EMPLOYEE's own free will. EMPLOYEE further acknowledges that the waivers EMPLOYEE has made in this Agreement are knowing, conscious and voluntary

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and are made with full appreciation that EMPLOYEE is forever foreclosed from pursuing any of the rights so waived.

     20.  Temporary Right to Revoke.  EMPLOYEE understands that for a period of
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seven (7) days after signing this Agreement EMPLOYEE has the right to revoke it and that this Agreement shall not become effective or enforceable until after those seven (7) days.

     IN WITNESS WHEREOF, the Parties have executed and delivered this General Release and Settlement Agreement on September 19, 2000 as of August 28, 2000.



                           By: /s/ Robert E. Collins
                              -----------------------------------
                              Robert E. Collins
                              EMPLOYEE


                           P-COM, INC.

                           By: /s/George P. Roberts
                             ------------------------------------
                             George P. Roberts
                             Chief Executive Officer

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